
PRO FORMA EARNINGS NORMALIZATION SCHEDULE       U S WEST, Inc.
(UNAUDITED)

Inmillions  except per  ------------1997---------------1998
  share amounts         Qtr 1    Qtr 2   Qtr 3   Qtr 4   Total   Qtr 1
----------------------- --------------------------------------  ------

NORMALIZED
 PRO FORMA INCOME:
Reported pro forma
 net income               380     375     380     227    1,362     393
Adjustments:
 Rural exchange sales     (11)    (18)    (19)      -      (48)      -
 Gain on Bellcore sale      -       -       -     (32)     (32)      -
 Early debt
  extinguishment            -       -       3       -        3       -
                        ---------------------------------------  ------
Normalized pro forma
 income                   369     357     364     195    1,285     393
                        =======================================  ======

NORMALIZED BASIC
 PRO FORMA EARNINGS PER SHARE:
Reported pro forma basic
 earnings per share      0.76    0.75    0.76    0.45     2.73    0.78
Adjustments:
 Rural exchange sales   (0.02)  (0.04)  (0.04)      -    (0.10)      -
 Gain on Bellcore sale      -       -       -   (0.06)   (0.06)      -
 Early debt
  extinguishment            -       -    0.01       -     0.01       -
                        ---------------------------------------  ------
Normalized pro forma
 basic earnings
 per share               0.74    0.72    0.73    0.39     2.57    0.78
                        =======================================  ======

NORMALIZED DILUTED
 PRO FORMA EARNINGS PER SHARE:
Reported diluted
 pro forma earnings
 per share               0.75    0.74    0.75    0.45     2.70    0.78
Adjustments:
 Rural exchange sales   (0.02)  (0.04)  (0.04)      -    (0.09)      -
 Gain on Bellcore sale      -       -       -   (0.06)   (0.06)      -
 Early debt
  extinguishment            -       -    0.01       -     0.01       -
                        ---------------------------------------  ------
Normalized pro forma
 diluted earnings
 per share               0.73    0.71    0.72    0.39     2.55    0.78
                        =======================================  ======

Amounts may not foot due to rounding of individual components.